Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	January 30, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------
Company Also Announces Closing of $146.1 Million Disposition

     LOS ANGELES, January 30, 2012 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2011, with net income available to common stockholders of $39.9 million, or $0.68 per share, compared to $1.5 million, or $0.02 per share, in the fourth quarter of 2010. Revenues from continuing operations in the fourth quarter totaled $101.5 million, up from $79.3 million in the prior year's fourth quarter. Funds from operations (FFO) for the period totaled $40.5 million, or $0.66 per share, compared to $29.5 million, or $0.54 per share, in the year-earlier period.
For its fiscal year ended December 31, 2011, KRC reported net income available to common stockholders of $50.8 million, or $0.87 per share, compared to $4.5 million, or $0.07 per share, in fiscal year 2010. Revenues from continuing operations in 2011 totaled $367.1 million, up from $287.4 million in 2010. FFO for the year totaled $136.2 million, or $2.29 per share, compared to $106.6 million, or $2.05 per share, in 2010.
Results for the fourth quarter and fiscal year ended December 31, 2011 include the receipt of a $3.7 million, or $0.06 per share, cash payment under a bankruptcy claim related to a 2009 tenant default. Net income for the fourth quarter and fiscal year ended December 31, 2011 includes approximately $39.0 million and $51.6 million, respectively, of net gains from property dispositions. In addition, results for the fiscal year ended December 31, 2010 include a $4.6 million, or $0.09 per share, charge for the early extinguishment of debt. All per share amounts in this report are presented on a diluted basis.
During the fourth quarter of 2011, the company sold a 192,000 square-foot industrial building located in the El Segundo submarket of Los Angeles for a sales price of approximately $42.2 million bringing total

2011 disposition proceeds to $66.1 million. In addition, on January 30, 2012, the company closed on the disposition of two office properties in San Diego at a sales price of approximately $146.1 million or $576 per square foot.
Also during the fourth quarter, the company completed the acquisition of two office properties totaling just over 484,000 square feet, for an aggregate purchase price of approximately $121.5 million. Both properties are located in the South of Market (SOMA) district of San Francisco, one of the top performing real estate markets in the country. 301 Brannan Street is 66.1% occupied and 100% leased. 370 Third Street is 8.9% occupied and 36.8% leased, and is currently undergoing redevelopment.
For 2011, KRC completed the acquisition of eight office projects encompassing 11 buildings and approximately two million square feet for an aggregate investment of $637.8 million. These properties are located in the high-growth, gateway markets of San Francisco, San Diego, and greater Seattle.
KRC reported its strongest annual leasing performance in the company's history as a publicly traded company during 2011. For the year, KRC signed new and renewing leases on 2.6 million square feet of office and industrial space. At December 31, 2011, the company's stabilized portfolio totaled approximately 14.8 million square feet and was 92.4% occupied.
"Our ongoing focus on leasing, portfolio enhancement and financial strength really paid off in 2011,” said John Kilroy, Jr., KRC's president and chief executive officer. "We successfully extended the KRC franchise into the high potential, high value West Coast markets of San Francisco and Seattle. We implemented an effective capital recycling program to finance a portion of our acquisitions. We achieved the strongest annual leasing performance in our history as a public company. And the impact is apparent in our 2011 financial results, with year-over-year increases in both FFO and same-store net operating income, and a strong total return to shareholders.”
KRC management will discuss updated earnings guidance for fiscal 2012 during the company's January 31, 2012 earnings conference call. The call will begin at 10:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8034, reservation #51740166. A replay of the conference call will be available via phone through February 17, 2012 at (888) 286-8010, reservation #17959731, or via the Internet at the company's website.
    Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At December 31, 2011, the company owned 11.4 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space. More information is available at http://www.kilroyrealty.com.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Revenues from continuing operations (1)	$101,458	$79,309	$367,131	$287,396

Revenues including discontinued operations(1)	$105,138	$82,941	$383,131	$301,980

Net income available to common stockholders(1)	$39,910	$1,535	$50,819	$4,512

Weighted average common shares outstanding - basic	58,440	52,274	56,717	49,497
Weighted average common shares outstanding - diluted	58,440	52,274	56,717	49,497

Net income available to common stockholders per share - basic(1)	$0.68	$0.02	$0.87	$0.07
Net income available to common stockholders per share - diluted (1)	$0.68	$0.02	$0.87	$0.07

Funds From Operations (1), (2), (3)	$40,528	$29,485	$136,173	$106,639

Weighted average common shares/units outstanding - basic (4)	61,108	54,786	59,362	52,033
Weighted average common shares/units outstanding - diluted (4)	61,110	54,802	59,549	52,049

Funds From Operations per common share/unit - basic (1), (4)	$0.66	$0.54	$2.29	$2.05
Funds From Operations per common share/unit - diluted (1), (4)	$0.66	$0.54	$2.29	$2.05

Common shares outstanding at end of period			58,820	52,350
Common partnership units outstanding at end of period			1,718	1,723
Total common shares and units outstanding at end of period			60,538	54,073

			December 31, 2011	December 31, 2010
Stabilized portfolio occupancy rates: (5)
Office			90.1%	87.5%
Industrial			100.0%	93.9%
Weighted average total			92.4%	89.1%

Los Angeles and Ventura Counties			83.5%	89.9%
San Diego County			92.5%	86.4%
Orange County			99.1%	93.5%
San Francisco Bay Area			93.3%	84.3%
Greater Seattle			89.9%	100.0%
Weighted average total			92.4%	89.1%

Total square feet of stabilized properties owned at end of period: (5)
Office			11,421	10,395
Industrial			3,413	3,603
Total			14,834	13,998

(1) Results for the three months and year ended December 31, 2011 include the receipt of a $3.7 million cash payment under a bankruptcy claim related to a 2009 tenant default.

(2)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(5)	The Company's stabilized portfolio excludes two office buildings classified as held for sale as of December 31, 2011.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31, 2011	December 31, 2010
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$537,574	$491,333
Buildings and improvements	2,830,310	2,435,173
Undeveloped land and construction in progress	430,806	290,365
Total real estate held for investment	3,798,690	3,216,871
Accumulated depreciation and amortization	(742,503)	(672,429)
Total real estate held for investment, net	3,056,187	2,544,442

Real estate assets and other assets held for sale, net	84,156	—
Cash and cash equivalents	4,777	14,840
Restricted cash	358	1,461
Marketable securities	5,691	4,902
Current receivables, net	8,395	6,258
Deferred rent receivables, net	101,142	89,052
Deferred leasing costs and acquisition-related intangible assets, net	155,522	131,066
Deferred financing costs, net	18,368	16,447
Prepaid expenses and other assets, net	12,199	8,097
TOTAL ASSETS	$3,446,795	$2,816,565

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt, net	$351,825	$313,009
Exchangeable senior notes, net	306,892	299,964
Unsecured senior notes, net	980,569	655,803
Unsecured line of credit	182,000	159,000
Accounts payable, accrued expenses and other liabilities	81,713	68,525
Accrued distributions	22,692	20,385
Deferred revenue and acquisition-related intangible liabilities, net	79,781	79,322
Rents received in advance and tenant security deposits	26,917	29,189
Liabilities and deferred revenue of real estate assets held for sale	13,286	—
Total liabilities	2,045,675	1,625,197

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	588	523
Additional paid-in capital	1,448,997	1,211,498
Distributions in excess of earnings	(277,450)	(247,252)
Total stockholders' equity	1,293,717	1,086,351
Noncontrolling Interest
Common units of the Operating Partnership	33,765	31,379
Total equity	1,327,482	1,117,730
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$3,446,795	$2,816,565

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
REVENUES:
Rental income	$89,504	$73,112	$332,489	$261,534
Tenant reimbursements	7,492	5,576	27,976	22,918
Other property income	4,462	621	6,666	2,944
Total revenues	101,458	79,309	367,131	287,396

EXPENSES:
Property expenses	18,761	15,358	72,869	56,389
Real estate taxes	8,422	7,102	32,521	26,342
Provision for bad debts	503	129	644	16
Ground leases	513	336	1,779	984
General and administrative expenses	7,793	6,867	28,148	27,963
Acquisition-related expenses	1,224	624	4,053	2,248
Depreciation and amortization	38,022	28,225	133,220	99,611
Total expenses	75,238	58,641	273,234	213,553

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	299	261	571	964
Interest expense	(23,254)	(19,044)	(89,409)	(59,941)
Loss on early extinguishment of debt	—	—	—	(4,564)
Total other (expenses) income	(22,955)	(18,783)	(88,838)	(63,541)

INCOME FROM CONTINUING OPERATIONS	3,265	1,885	5,059	10,302

DISCONTINUED OPERATIONS:
Income from discontinued operations	2,566	2,550	10,843	8,635
Net gain on dispositions of discontinued operations	39,032	949	51,587	949
Total income from discontinued operations	41,598	3,499	62,430	9,584

NET INCOME	44,863	5,384	67,489	19,886

Net income attributable to noncontrolling common units of the Operating Partnership	(1,154)	(50)	(1,474)	(178)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	43,709	5,334	66,015	19,708

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(5,588)	(5,588)
Preferred dividends	(2,402)	(2,402)	(9,608)	(9,608)
Total preferred distributions and dividends	(3,799)	(3,799)	(15,196)	(15,196)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$39,910	$1,535	$50,819	$4,512

Weighted average common shares outstanding - basic	58,440	52,274	56,717	49,497
Weighted average common shares outstanding - diluted	58,440	52,274	56,717	49,497

Net income available to common stockholders per share - basic	$0.68	$0.02	$0.87	$0.07
Net income available to common stockholders per share - diluted	$0.68	$0.02	$0.87	$0.07

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Net income available to common stockholders	$39,910	$1,535	$50,819	$4,512
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,154	50	1,474	178
Depreciation and amortization of real estate assets	38,496	28,849	135,467	102,898
Net gain on dispositions of discontinued operations	(39,032)	(949)	(51,587)	(949)
Funds From Operations (1)	$40,528	$29,485	$136,173	$106,639

Weighted average common shares/units outstanding - basic	61,108	54,786	59,362	52,033
Weighted average common shares/units outstanding - diluted	61,110	54,802	59,549	52,049

Funds From Operations per common share/unit - basic (2)	$0.66	$0.54	$2.29	$2.05
Funds From Operations per common share/unit - diluted (2)	$0.66	$0.54	$2.29	$2.05

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.